Exhibit 21.1

Subsidiaries of the Registrant

Name of Entity	State of Organization

PRC Williston, LLC

Eagle Ford Hunter, Inc.

Magnum Hunter Resources GP, LLC

Magnum Hunter Resources LP

Triad Hunter, LLC

Alpha Hunter Drilling, LLC

Eureka Hunter Pipeline, LLC

Eureka Hunter Pipeline Partners, LLC

Hunter Disposal, LLC

Hunter Real Estate, LLC

NGAS Hunter, LLC

Williston Hunter ND, LLC

MHR Acquisition Company III, LLC

MHR Callco Corporation

MHR Exchangeco Corporation

NGAS Production Co.

Energy Hunter Securities, Inc.

Sentra Corporation

NGAS Gathering LLC

54NG, LLC

Licking River Gathering Company, LLC

Williston Hunter Canada, Inc.

Williston Hunter, Inc.

Delaware

Colorado

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Alberta, Canada

Alberta, Canada

Kentucky

Kentucky

Kentucky

Kentucky

Kentucky

Kentucky

Alberta, Canada

Delaware